Exhibit 32

Written Statement of the Chief Executive Officer and the
Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned certifies that to the best of our knowledge:

(1)	the Quarterly Report on Form 10-Q/A of A. O. Smith Corporation for the quarter ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A. O. Smith Corporation.

Date:   December 12, 2003

/s/ Robert J. O’Toole
Robert J. O’Toole Chairman, President, and Chief Executive Officer

/s/ Kenneth W. Krueger
Kenneth W. Krueger Senior Vice President and Chief Financial Officer

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